Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	J. Wes Frye
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5305

OLD DOMINION FREIGHT LINE DECLARES
THREE-FOR-TWO STOCK SPLIT

THOMASVILLE, N.C. (August 13, 2012) ─ Old Dominion Freight Line, Inc. (NASDAQ: ODFL) today announced that its Board of Directors has approved a three-for-two stock split, which will be effected September 7, 2012, for shareholders of record as of the close of business on the record date of August 24, 2012. Shareholders will be issued a certificate representing one additional share of common stock for each two shares of common stock held on the record date by the Company’s transfer agent, American Stock Transfer and Trust Company. In lieu of fractional shares, shareholders will receive a cash payment based on the average of the high and low sales prices of the common stock on the record date. Upon completion of the split, the Company will have approximately 86,165,000 shares outstanding.

David S. Congdon, President and Chief Executive Officer of Old Dominion, commented, “We are excited to announce our fifth three-for-two stock split in just over nine years, which is a direct result of our industry-leading financial and operational performance. We believe this action will broaden our investor base and improve the market liquidity and trading volume of our common stock. We are also pleased by the confidence our Board of Directors and shareholders have placed in our ability to provide superior returns and long-term value.”

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following: (1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, such that our total overall pricing is sufficient to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel

500 Old Dominion Way • Thomasville, North Carolina 27360 • (336) 889-5000
www.odfl.com

surcharges in mitigating the impact of fluctuating prices for fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including the inability to successfully consummate and integrate acquisitions, if any; (5) changes in our goals and strategies, which are subject to change at any time at our discretion; (6) various economic factors such as economic recessions and downturns in customers' business cycles and shipping requirements; (7) increases in driver compensation or difficulties attracting and retaining qualified drivers to meet freight demand; (8) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers' compensation, long-term disability and group health, including increased premiums, adverse loss development, increased self-insured retention levels, and claims in excess of coverage levels; (9) the availability and cost of capital for our significant ongoing cash requirements; (10) the availability and cost of replacement parts and new equipment, particularly in light of regulatory changes and supply constraints impacting the cost of these assets; (11) decreases in demand for, and the value of, used equipment; (12) the availability and cost of diesel fuel; (13) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (14) the costs and potential adverse impact of non-compliance with rules issued by the Federal Motor Carrier Safety Administration; (15) seasonal trends in the industry, including the possibility of harsh weather conditions; (16) our dependence on key employees; (17) the concentration of our stock ownership with the Congdon family; (18) the costs and potential adverse impact associated with potential future changes in accounting standards or practices; (19) the impact caused by potential disruptions to our information technology systems; (20) dilution to existing shareholders caused by any issuance of additional equity; and (21) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements (i) as these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL service and value-added logistics services. In addition to its core LTL services, the Company offers its customers a broad range of logistics services including ground and air expedited transportation, supply chain consulting, transportation management, truckload brokerage, container delivery and warehousing services, as well as consumer household services. Through marketing and carrier relationships, the Company also offers door-to-door international freight services to and from all of North America, Central America, South America and the Far East.

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